UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 14, 2017

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) owns 80.03% of the outstanding equity interests of Oncor Electric Delivery Company LLC (“Oncor”). Oncor Holdings is wholly owned by Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”). EFH Corp. and the substantial majority of its direct and indirect subsidiaries, excluding Oncor Holdings, Oncor and their respective subsidiaries (the “Oncor Entities”), filed voluntary petitions for relief under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the District of Delaware on April 29, 2014 (the “EFH Bankruptcy Proceedings”).

As previously disclosed, on August 21, 2017, EFH Corp. and EFIH entered into an Agreement and Plan of Merger (the “Sempra Merger Agreement”) with Sempra Energy, a California corporation and one of its wholly-owned subsidiaries (collectively, “Sempra”), that would ultimately result in the acquisition of EFIH’s indirect equity in interest in Oncor (the “Sempra Acquisition”). The Sempra Acquisition is subject to customary closing conditions, including the approval of the Sempra Acquisition by the Public Utility Commission of Texas (the “PUCT”). On October 5, 2017, Oncor and Sempra filed a joint application with the PUCT in PUCT Docket No. 47675 seeking certain regulatory approvals of the transactions contemplated by the Sempra Merger Agreement (the “Joint Application”).

ITEM 8.01 OTHER EVENTS.

On December 14, 2017, Oncor and Sempra entered into a comprehensive Stipulation (the “Stipulation”) with the Staff of the PUCT, the Office of the Public Utility Counsel, the Steering Committee of Cities Served by Oncor and the Texas Industrial Energy Consumers, reflecting the parties’ settlement of all issues in the PUCT proceeding regarding the Joint Application. Pursuant to the Stipulation, which will be filed in PUCT Docket No. 47675, the parties have agreed that Sempra’s acquisition of EFH Corp. is in the public interest and will bring substantial benefits. The Stipulation requests that the PUCT approve the Sempra Acquisition. Sempra and Oncor are also continuing to engage in settlement discussions regarding the Joint Application with the remaining stakeholders in PUCT Docket No. 47675.

Previously, EFH Corp. and Oncor implemented various ring-fencing measures to enhance Oncor’s separateness from its owners and to mitigate the risk that Oncor would be negatively impacted in the event of a bankruptcy or other adverse financial developments affecting EFH Corp. or EFH Corp.’s subsidiaries or owners. This existing ring-fence is designed to create both legal and financial separation between Oncor, Oncor Holdings and their subsidiaries, on the one hand, and EFH Corp. and its other affiliates and subsidiaries, on the other hand. The Stipulation outlines certain ring-fencing measures, governance mechanisms and restrictions that will apply after the Sempra Acquisition.

The Stipulation provides, among other things, that following consummation of the Sempra Acquisition, the board of directors of Oncor will consist of 13 members and will be constituted as follows:

•	seven members will be independent directors under the rules of the New York Stock Exchange (and those directors shall have no material relationship with Sempra or its affiliates, or any other entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, currently or within the previous 10 years) (such directors, the “independent directors”);

•	two members will be designated by Sempra;

•	two members will be appointed by Texas Transmission Investment LLC (“TTI”), which would continue to own 19.75% of the outstanding membership interests of Oncor; and

•	two members will be current or former officers of Oncor (the “Oncor Officer Directors”), initially Robert S. Shapard and E. Allen J. Nye, Jr., who no later than the closing of the Sempra Acquisition will be the chair of the Oncor board and chief executive officer of Oncor, respectively.

In order for a current or former officer of Oncor to be eligible to serve as an Oncor Officer Director, such officer cannot have worked for Sempra or any of its affiliates (excluding Oncor Holdings and Oncor) or any other entity with a direct or indirect ownership interest in Oncor or Oncor Holdings in the ten years prior to such officer being employed by Oncor). Oncor Holdings, at the direction of EFIH (which will be a wholly owned indirect subsidiary of, and controlled by, Sempra following the Sempra Acquisition) will have the right to nominate and/or seek the removal of the Oncor Officer Directors, with such nomination or removal subject to approval by a majority of Oncor’s board of directors.

The Stipulation further provides that, following consummation of the Sempra Acquisition, Oncor Holdings will have a board of directors comprised of 10 members, six of which will be independent directors, two of which will be current or former officers of Oncor Holdings (“Oncor Holdings Officer Directors”) (and which initially will be the same two officers who will be the initial Oncor Officer Directors), and two of which shall be designated by Sempra. The eligibility requirements for serving as an Oncor Holdings Officer Director are the same as the eligibility requirements for serving as an Oncor Officer Director as described in the preceding paragraph. EFIH will have the right to nominate and/or seek the removal of the Oncor Holdings Officer Directors, subject to approval by a majority of the Oncor Holdings board of directors.

Pursuant to the Stipulation, the current independent directors for Oncor and Oncor Holdings will continue to serve for three years following the closing of the Sempra Acquisition, and thereafter two of these independent directors will be replaced every two years. Each subsequent independent director will be elected for a term of four years. The Stipulation also provides that Oncor Holdings will have a nominating committee comprised entirely of independent directors, who will nominate the independent director board member candidates of Oncor and Oncor Holdings, subject to approval by a majority of the remaining independent directors of Oncor Holdings. If any independent director is removed, retires or is unable to serve, the Stipulation provides that a replacement independent director must be chosen by the nominating committee of Oncor Holdings and approved by a majority of the remaining independent directors of Oncor Holdings. Under the Stipulation, the duties of the board members of Oncor and Oncor Holdings will be to act in the best interests of Oncor consistent with the PUCT approved ring-fence and Delaware law. Any future changes to the size, composition, structure or rights of the boards of Oncor and Oncor Holdings must first be approved by the PUCT. The Stipulation also provides that, if Sempra acquires TTI’s interest in Oncor, the two board positions on the Oncor board that TTI is entitled to appoint shall be eliminated and the size of the Oncor board of directors will be reduced by two.

The Stipulation also provides a number of circumstances in which Oncor is not permitted to make distributions (though it would continue to make contractual tax payments pursuant to any tax sharing or similar agreement). In addition, the Stipulation provides that the respective boards of Oncor and Oncor Holdings will control each respective company’s dividend policy (and any changes to such policy must be approved by a majority of its independent directors), and issuances of distributions (except for contractual tax payments). The Stipulation also provides that the respective boards of Oncor and Oncor Holdings will control each respective company’s debt issuances, capital expenditures, operation and maintenance expenditures, management and service fees, and, subject to the limitations described above, appointment or removal of board members.

The Stipulation further provides that neither Oncor nor Oncor Holdings nor their subsidiaries may enter into any material transactions with third parties outside the ordinary course of business or institute an Oncor bankruptcy filing, in each case without the prior written consent of Sempra. In addition, the appointment or removal of the chief executive officer or the chief financial officer of Oncor requires the majority vote of Oncor’s board of directors, which must include the unanimous vote of the two Oncor directors appointed by Sempra.

Additional commitments, governance mechanisms and restrictions provided in the Stipulation include, among others:

•	A majority of the independent directors of Oncor must approve any annual or multi-year budget if the aggregate amount of capital expenditures or operating and maintenance expenditures in such budget is more than a 10% increase or decrease from the corresponding amounts of such expenditures in the budget for the preceding fiscal year or multi-year period, as applicable;

•	Oncor will make minimum aggregate capital expenditures equal to at least $7.5 billion over the period from January 1, 2018 through December 31, 2022 (subject to certain possible adjustments);

•	Sempra has agreed to make, within 60 days after the Sempra Acquisition, its proportionate share of the aggregate equity investment in Oncor in an amount necessary for Oncor to achieve a capital structure consisting of 57.5% long-term debt and 42.5% equity, as calculated for regulatory purposes (until recently, Oncor’s regulatory capital structure required at least 40% equity);

•	Oncor may not pay any dividends or make any other distributions (except for contractual tax payments) if a majority of its independent directors determines that it is in the best interests of Oncor to retain such amounts to meet expected future requirements;

•	Oncor will at all times remain in compliance with the debt-to-equity ratio established by the PUCT from time to time for ratemaking purposes, and Oncor will not pay dividends or other distributions (except for contractual tax payments), if that payment would cause its debt-to-equity ratio to exceed the debt-to-equity ratio approved by the PUCT;

•	Sempra will ensure that, as of the closing of the Sempra Acquisition, Oncor’s credit rating by all three major rating agencies will be at or above Oncor’s credit ratings as of June 30, 2017;

•	If the credit rating on Oncor’s senior secured debt by any of the three major rating agencies falls below BBB (or the equivalent), Oncor will suspend dividends and other distributions (except for contractual tax payments), unless otherwise allowed by the PUCT;

•	Without the prior approval of the PUCT, neither Sempra nor any of its affiliates (excluding Oncor) will incur, guaranty or pledge assets in respect of any indebtedness that is dependent on the revenues of Oncor in more than a proportionate degree than the other revenues of Sempra or on the stock of Oncor,;

•	The current debt at EFIH and EFH Corp. will be reduced to zero, and there will be no debt at EFH Corp. or EFIH at any time following the closing of the Sempra Acquisition;

•	Neither Oncor nor Oncor Holdings will include in any of their debt or credit agreements cross-default provisions between Oncor’s and Oncor Holdings’ securities and the securities of Sempra or any of its affiliates or subsidiaries (excluding Oncor), or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, and Oncor and Oncor Holdings will not include in their debt or credit agreements any financial covenants or rating agency triggers related to Sempra or any other Sempra affiliate, or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings;

•	Neither Oncor nor Oncor Holdings will lend money to or borrow money from Sempra or any of its affiliates (other than Oncor subsidiaries), or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, and neither Oncor nor Oncor Holdings will share credit facilities with Sempra or any of its affiliates (other than Oncor subsidiaries), or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings;

•	Oncor will not seek recovery in rates of any expenses or liabilities related to EFH Corp.’s bankruptcy, or (1) any tax liabilities resulting from EFH’s spinoff of its former subsidiary Texas Competitive Electric Holdings Company LLC, (2) any asbestos claims relating to non-Oncor operations of EFH Corp., (3) any make-whole claims by holders of debt securities issued by EFH Corp. or EFIH, and Sempra must file with the PUCT a plan providing for the extinguishment of the liabilities described in items (1) through (3) above, which protects Oncor from any harm, or (4) for so long as any Sempra retail electric provider (a “Sempra REP”) is affiliated with Oncor, any costs incurred as a result of a bankruptcy of any Sempra REP;

•	There must be maintained certain “separateness measures” that reinforce the financial separation of Oncor from EFH Corp. and EFH Corp.’s owners, including a requirement that dealings between Oncor, Oncor Holdings and their subsidiaries with Sempra, any of Sempra’s other affiliates or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, must be on an arm’s-length basis, limitations on affiliate transactions, separate recordkeeping requirements and a prohibition on pledging Oncor assets or stock for any entity other than Oncor;

•	No transaction costs or transition costs related to the Sempra Acquisition (excluding Oncor employee time) will be borne by Oncor’s customers nor included in Oncor’s rates;

•	Sempra will continue to hold indirectly at least 51% of the ownership interests in Oncor and Oncor Holdings for at least five years following the closing of the Sempra Acquisition, unless otherwise specifically authorized by the PUCT;

•	For two years after closing, each current Oncor employee who is employed on the closing date will be provided: (a) a base salary or wage rate no less favorable than the base salary or wage rate provided to such employee immediately prior to the closing date; (b) aggregate incentive compensation opportunities that are substantially comparable in the aggregate to those provided to such employee immediately prior to the closing date; and (c) employee benefits that are substantially comparable in the aggregate to those provided to such employee immediately prior to the closing date, and for two years after closing, Oncor will not implement any material involuntary workforce reductions (with respect to either field or corporate personnel) of Oncor employees; and

•	Oncor will provide bill credits to customers in an amount equal to 90% of any interest rate savings achieved due to any improvement in its credit ratings or market spreads compared to those as of June 30, 2017 until final rates are set in the next Oncor base rate case filed after PUCT Docket No. 46957 (except that savings will not be included in credits if already realized in rates); and one year after the Sempra Acquisition, Oncor will provide bill credits to its customers equal to 90% of any synergy savings until final rates are set in the next Oncor base rate proceeding after PUCT Docket No. 46957, at which time any total synergy savings shall be reflected in Oncor’s rates.

If the PUCT does not accept the Stipulation as presented, or issues an order inconsistent with the terms of the Stipulation, the parties have agreed that any party adversely affected by the alteration has the right to withdraw from the Stipulation and to exercise all rights available to such party under the law.

The foregoing description of the Stipulation is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Stipulation, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description
99.1	Stipulation, dated as of December 12, 2017 regarding all issues in Docket 47675 by and among Oncor, Sempra, the Staff of the PUCT, the Office of the Public Utility Counsel, Steering Committee of Cities Served by Oncor, Texas Industrial Energy Consumers, and any other parties who may subsequently become signatories to the Stipulation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ David M. Davis
Name:	David M. Davis
Title:	Senior Vice President and Chief Financial Officer

Dated: December 14, 2017